Exhibit 16.1

September 5, 2023

United States Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Dear Commission:

We have read the statements of Auto Parts 4Less Group, Inc. made in the Form 8-K dated September 5, 2023 under the Item 4.01. We are in agreement with the statements made concerning L J Soldinger Associates, LLC in the Form 8-K, including those statements made in paragraphs 1 through 5. We are not in a position to agree or disagree with the other statements made in the Form 8-K by Auto Parts 4Less Group, Inc. contained therein.

Sincerely

/s/ L J Soldinger Associates, LLC

L J Soldinger Associates, LLC

L J SOLDINGER
ASSOCIATES

Certified Public Accountants and Business Consultants

Exhibit 16.1

September 5, 2023

Dear Commission:

Sincerely

L J Soldinger Associates LLC

L J Soldinger Associates, LLC

21925 Field Parkway, Suite 240 Deer Park, IL 60010 Tel: 847-726-8100 Fx: 847-726-6770 www.soldinger.com